Exhibit 8.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

November 18, 2022

VIA ELECTRONIC MAIL ONLY

OPAL Fuels Inc.

One North Lexington Avenue, Suite 1450

White Plains, New York 10601

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to OPAL Fuels Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), relating to (a) the Company’s offer to exchange (the “Exchange Offer”) 0.250 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company for each of the Company’s warrants that were (i) sold in connection with the initial public offering (the “IPO”) of ArcLight Clean Transition Corp. II, a Cayman Islands exempted company and the Company’s predecessor (“ArcLight”) and issued under the Warrant Agreement (the “Warrant Agreement”), dated as of March 25, 2021, by and between the Company (as successor to ArcLight) and Continental Stock Transfer & Trust Company, as warrant agent (the “Public Warrants”) and (ii) initially issued as private placement warrants to certain parties in connection with the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”, and such exchange, the “Exchange”); and (b) the solicitation of consents (the “Consent Solicitation”) from the holders of the Public Warrants and the holders of the Private Placement Warrants to amend the Warrant Agreement to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be exchanged for 0.225 shares of Class A Common Stock, in each case upon the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and the Letter of Transmittal (as defined below). The shares of Class A Common Stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the Warrant Amendment are referred to herein collectively as the “Shares”. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (defined below).

This Opinion is being delivered in connection with the Registration Statement. As such, and for purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review of any factual statements therein) the truth, completeness, and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibit and schedules attached thereto):

1.	The registration statement on Form S-4 of the Company filed on the date hereof with the SEC under the Securities Act (the “Registration Statement”);

2.	The preliminary prospectus/offer to exchange, dated November 18, 2022, relating to the Exchange Offer and Consent Solicitation (such preliminary prospectus/offer to exchange being hereinafter referred to as the “Preliminary Prospectus”), which forms a part of and is included in the Registration Statement;

3.	the letter of transmittal and consent (the “Letter of Transmittal”) relating to the Exchange Offer and Consent Solicitation;[1]

4.	a form of the amendment to the Warrant Agreement (the “Warrant Amendment”);

5.	an executed copy of a certificate for the Company of its chief executive officer and the principal financial or accounting offer, dated the date hereof (the “Officers’ Tax Certificate”);

6.	such other records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

In connection with rendering this opinion, we have, with your permission, assumed (without any independent investigation or review thereof) that:

(a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the effective time of the Exchange) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b) All representations, warranties and statements made or agreed to by the Company and their management employees, officers, directors and shareholders in connection with the Exchange Offer and the related transactions, including, but not limited to, those set forth in the Warrant Agreement and the Warrant Amendment and the Officers’ Tax Certificate are and will continue to be true, correct, complete and accurate at all relevant times;

(c) All covenants contained in the Warrant Agreement, the Warrant Amendment and the Officers’ Tax Certificate are performed without waiver or breach of any material provision thereof or that any such waiver of a term or condition, at the time of the Closing, would not affect our opinion rendered herein, and that the Exchange Offer as described in the Registration Statement will not be amended, modified or supplemented in any respect after the date hereof;

(d) The Exchange will be consummated in the manner contemplated by the Exchange Offer, the Warrant Amendment, and Registration Statement without any waiver or breach of any material provision thereof, and the Exchange will be effective under applicable state law; and

(e) Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification.

We confirm to you that the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” insofar as it is related to U.S. federal income tax law and legal conclusions with respect thereto, is our opinion, subject to the exceptions, assumptions, qualifications and limitations set forth therein and herein, as to the material U.S. federal income tax consequences of the Exchange pursuant to the Exchange Offer.

1 Note to SMRH Corp: Please provide for our review.

This opinion does not address the various state, local or foreign tax consequences that may result from the Exchange, and does not address the federal tax consequences of any transaction other than the Exchange as described in the Exchange Offer and the Warrant Amendment. In addition, no opinion is expressed about the federal tax treatment of the Exchange under other provisions of the Code, about the federal income tax treatment of any conditions existing at the time of, or effects resulting from, the Exchange that are not specifically covered by the above opinion, nor about any tax effects of the Exchange other than its status as a reorganization for federal income tax purposes, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction whatsoever, including the Exchange, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. New developments in any such administrative matters, court decisions, legislative changes, or changes in the facts, assumptions or other information upon which our opinion is based may have an adverse effect on the legal or tax consequences described herein, and we do not accept any responsibility for updating or revising our opinion in consequence of any such new development or changes. In addition, our opinion is based upon facts and circumstances as they exist as of the date hereof, and any change in the facts as set forth herein could affect the opinion expressed herein, perhaps adversely. We assume no obligation to update or supplement our opinion to reflect any change in facts or circumstances which may hereafter come to our attention.

This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon or utilized for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references therein to us. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Respectfully Submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP